EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion of our report dated December 9, 2019 on the financial statements of the Acquired Brands of Paramount Chemical Specialties, Inc. for the year ended December 31, 2018 in the Amended Current Report on the Form 8-K/A of Scott’s Liquid Gold-Inc. (Commission File No. 001-13458) dated December 10, 2019, related to its acquisition of Acquired Brands of Paramount Chemical Specialties, Inc.

/s/ Plante & Moran, PLLC

Denver, CO

December 9, 2019